UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2010
DELTA PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-16203	84-1060803
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)
370 17th Street
Suite 4300
Denver, Colorado 80202
Registrant’s telephone number, including area code: (303) 293-9133
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On August 9, 2010, Delta Petroleum Corporation (“Delta”) issued a press release reporting its financial and operating results for the quarter and the six months ended June 30, 2010, a copy of which is attached hereto as Exhibit 99.1.
     The information in this Item 2.02 to Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the registrant under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On August 9, 2010, Delta received a notification from The Nasdaq Stock Market (“Nasdaq”) stating that the minimum bid price of Delta’s common stock has been below $1.00 per share for 30 consecutive business days and that Delta therefore is not in compliance with the minimum bid price requirement for continued listing set forth in Nasdaq Listing Rule 5450(a)(1). The notification of noncompliance has no immediate effect on the listing or trading of Delta’s common stock on the Nasdaq Global Select Market under the symbol “DPTR”.
     Delta has been provided 180 calendar days, or until February 7, 2011, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of Delta’s common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180-day grace period.
     If Delta does not regain compliance by February 7, 2011, it will receive written notification from Nasdaq that its common stock is subject to delisting. Delta may, at that time, appeal the delisting determination to a Nasdaq hearings panel. Such an appeal, if granted, would stay delisting until a panel ruling. Alternatively, if at that time Delta satisfies all of the initial listing standards, with the exception of the minimum bid price, for the Nasdaq Capital Market, Delta could apply to transfer the listing of its common stock to the Nasdaq Capital Market and thereby receive an additional 180 calendar days to regain compliance with the minimum bid price requirement. Failure to regain compliance during the additional 180 calendar day period would result in delisting from the Nasdaq Capital Market.
     Delta intends to actively monitor the bid price for its common stock and will consider available options to resolve the deficiency and regain compliance with the Nasdaq minimum bid price requirement.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
No.	Description
99.1	Delta Petroleum Corporation Press Release, dated August 9, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: August 9, 2010

Delta Petroleum Corporation
By:	/s/ Stanley F. Freedman
Stanley F. Freedman
Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Delta Petroleum Corporation Press Release, dated August 9, 2010.